Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-3 of T1 Energy, Inc. of our report dated March 10, 2025, relating to Audited financial statements of the Target (combined carve-out financial statements of Trina Solar (U.S.) Holding Inc.), appearing in the Current Report on Form 8-K/A filed by T1 Energy, Inc. on March 10, 2025.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ RSM China CPA LLP

Beijing, China
September 11, 2025